UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2020

Axovant Gene Therapies Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London, United Kingdom	SW1Y 4LB
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: +44 203 997 8931

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.00001 par value per share	AXGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendment to Articles of Incorporation of Bye-laws.

On February 17, 2020, the board of directors of Axovant Gene Therapies Ltd. approved, and on February 19, 2020, the holder of a majority of our issued and outstanding common shares approved, an amendment and restatement of our Second Amended and Restated Bye-laws to be the Third Amended and Restated Bye-Laws, which amends and restates the Second Amended and Restated Bye-laws to, among other things:

(i)       remove the provisions related to reducing the voting power of certain U.S. persons holding, directly, indirectly or constructively, 9.5% or more of the total voting power of our issued share capital;

(ii)       remove the provisions which prohibited certain transactions between us and interested shareholders unless approved by our board of directors and a supermajority of shareholders; and

(iii)       make certain other administrative changes.

The above description is only a summary and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bye-Laws, a copy of which is provided in Appendix A to the Definitive Information Statement on DEF 14C filed with the Securities and Exchange Commission on March 2, 2020.

The effective date of the adoption of the Third Amended and Restated Bye-laws is March 22, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bye-laws (incorporated by reference to Appendix A to the Definitive Information Statement on DEF 14C filed with the Securities and Exchange Commission on March 2, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Gene Therapies Ltd.

Date: March 26, 2020	By:	/s/ David Nassif
	Name:	David Nassif
	Title:	Principal Financial Officer and Principal Accounting Officer